Exhibit 99.1

Planet Fitness, Inc. Announces Refinancing Transaction

Hampton, NH, July 9, 2018 - Planet Fitness, Inc. (NYSE:PLNT) (together with its subsidiaries, the “Company”) today announced that certain of its subsidiaries intend to complete a refinancing of their existing senior secured credit facilities with a new securitized financing facility.

•	As of March 31, 2018, the Company had an outstanding principal amount of term loans under its senior secured credit facilities of approximately $707.7 million.

•
The Company intends to replace the senior secured credit facilities with a new $1.225 billion securitized financing facility, expected to be comprised of $1.15 billion of senior fixed-rate term notes (the “2018 Notes”) and $75 million of variable funding notes (collectively, the “Notes”).

•	The net proceeds of the securitized financing facility are expected to be used:

•	to repay all of the existing indebtedness under the senior secured credit facilities,

•	to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility, and

•	for working capital purposes and for general corporate purposes, which may include a return of capital to the Company’s equityholders.
The consummation of the offering is subject to market and other conditions and is anticipated to close in the third quarter of 2018. However, there can be no assurance that the Company will be able to successfully complete the refinancing transaction on the terms described or at all.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2018, Planet Fitness had approximately 11.8 million members and 1,565 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic and Panama. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its ability to successfully complete the refinancing of the senior secured credit facility with a new securitized financing facility. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the recapitalization and refinancing transactions on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transactions and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, the Company’s corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to revise or update any forward-looking statements included in this press release, whether as a result of new information, future developments or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.